Exhibit 10.43

                                October 16, 2003

Via Facsimile & Regular Mail
Gary L. Blum, Esquire
3278 Wilshire Boulevard, Suite 603
Los Angles, CA 90010

         Re: Stock Purchase Agreement between Kazi Management VI, Inc. ("Kazi") and USA Technologies, Inc.
                  ("USA") dated October 26, 2002 (the "Agreement")

Dear Mr. Blum:

         We represent USA and are in receipt of your letter to George R. Jensen, Jr., dated September 26, 2003. In your letter, you indicate that Kazi is due 8 months of "penalty" securities (with additional amounts anticipated) pursuant to paragraph 6 of the Agreement. As we indicated in our earlier conversation, under Pennsylvania law, paragraph 6 of the Agreement is an unenforceable penalty clause and is void. Therefore, no "penalty" securities are due to Kazi by USA under paragraph 6 of the Agreement.

         Pennsylvania law upholds liquidated damages only when it can "be inferred that parties intended a sum agreed to be paid upon breach of a contract as liquidated damages whenever the damages are uncertain, and not capable of being ascertained by any satisfactory rule." Malone v. City of Philadelphia, 147 Pa. 416, 23 A. 628, 421 (1892). Conversely, "[w]here a stipulated damages clause is intended as a form of punishment with the purpose, in terrorem, to secure compliance, the principles of compensation are subordinated and the provision must fail as an unenforceable penalty." Hanrahan v. Audubon Builders, Inc., 418 Pa.Super. 497, 614 A.2d 748, 502 (1992); Holt's Cigar Company v. 222 Liberty Associates, et al., 404 Pa.Super. 578, 591 A.2d 743, 587, (1991). See In re
Plywood Company of Pennsylvania, 425 F.2d 151, 155 (3d Cir. 1970). We have attached copies of the relevant cases.

         Under Pennsylvania law, paragraph 6 is void because it does not provide nor was it ever intended to provide a reasonable pre-estimate of the damages sustained by Kazi, if any, by the delay in the filing of a registration statement or a delay in having the Registration Statement declared effective. The damages, if any, suffered by Kazi could be easily ascertained thus eliminating the need for stipulated damages. The 3% monthly penalty imposed by paragraph 6 is intended to punish USA for any delay and serves no other purpose.

         Please contact me with any further questions you may have regarding this letter.

                                                     Sincerely,


                                                     /s/ Douglas M. Lurio
                                                     ---------------------------
                                                         Douglas M. Lurio

Enclosures
cc: George R. Jensen, Jr. (w/o encl.)